PALANTIR TECHNOLOGIES INC. COMPENSATION RECOVERY POLICY (Adopted on October 12, 2023) Policy Purpose & Overview Palantir Technologies Inc.’s (the “Company”) Compensation, Nominating & Governance Committee (the “Committee”) of the Board of Directors (the “Board”) has adopted this policy called the Compensation Recovery Policy (the “Policy”). The Policy is intended to provide for the reasonably prompt recovery of certain executive compensation in the event of an Accounting Restatement (as defined herein). The Policy, which was approved as set forth above, is intended to comply with Section 10D of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), with Exchange Act Rule 10D-1 and with the listing standards of the national securities exchange on which the securities of the Company are currently listed (the “Exchange”). The Policy shall be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act, Exchange Act Rule 10D-1 and with the listing standards of the Exchange, including any interpretive guidance provided by the Securities and Exchange Commission (the “SEC”) or the Exchange. Persons Covered by the Policy The Policy is binding and enforceable against all “Covered Executives,” which means each individual who is or was ever specifically designated as an “officer” of the Company by the Board in accordance with (and with specific reference to) Exchange Act Rule 16a-1(f) (a “Section 16 Officer”), and all beneficiaries, heirs, executors, administrators and other legal representatives of such Covered Executives. If requested by the Company or directed by the Committee, each Covered Executive will be required to sign and return to the Company an acknowledgement that such Covered Executive will be bound by the terms and comply with the Policy. The failure to request, direct, or obtain such acknowledgement will have no impact on the applicability or enforceability of the Policy. The application of the Policy to Covered Executives is not discretionary, except to the limited extent specifically provided below, and applies without regard to any conditions not specifically set forth in the Policy, including whether a Covered Executive was at fault. Administration of the Policy Unless otherwise determined by the Board, the Committee shall oversee, in all material respects, (a) the administration of the Policy, (b) the interpretation of the Policy, and (c) determinations necessary, appropriate, or advisable for the administration of the Policy. All determinations of the Committee will be final and binding and will be given the maximum deference permitted by law. Subject to any limitation at applicable law, the Committee may authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee). Accounting Restatements Requiring Application of the Policy If the Company is required to prepare an accounting restatement of the Company’s financial statements due to the material noncompliance of the Company with any financial reporting requirement under the securities Exhibit 97.1 laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (an “Accounting Restatement”), then the Committee must determine what compensation, if any, must be recovered from Covered Executives as set forth in the Policy. Compensation Covered by the Policy The Policy applies to Incentive-Based Compensation Received on or after October 2, 2023 (the “Effective Date”) by a person (a) after beginning services as a Section 16 Officer; (b) who served as a Section 16 Officer at any time during the specified performance period for such Incentive-Based Compensation; (c) while the Company had a class of securities listed on a national securities exchange; and (d) during the Covered Period (“Recovery Eligible Incentive-Based Compensation”). “Incentive-Based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. For the avoidance of doubt, no compensation that is potentially subject to recovery under the Policy will be earned and therefore unrecoverable under any applicable non-tax law until the Company’s right to recover under the Policy has lapsed. For the avoidance of doubt, the following are hereby identified, on an illustrative and non-exclusive basis, as explicitly not being Incentive-Based Compensation under the Policy: salaries, bonuses paid solely at the discretion of the Committee or Board that are not paid from a bonus pool that is determined by satisfying a Financial Reporting Measure, bonuses paid solely upon satisfying one or more subjective standards and/or completion of a specified employment period, non-equity incentive plan awards earned solely upon satisfying one or more strategic measures or operational measures, and equity awards for which the grant is not contingent upon achieving any Financial Reporting Measure performance goal and vesting is contingent solely upon completion of a specified employment period (e.g., time-based vesting equity awards) and/or attaining one or more non-Financial Reporting Measures. “Financial Reporting Measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also Financial Reporting Measures. A Financial Reporting Measure need not be presented within the financial statements or included in a filing with the SEC. Incentive-Based Compensation is “Received” under the Policy in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment, vesting, settlement or grant of the Incentive-Based Compensation occurs after the end of that period. For the avoidance of doubt, the Policy does not apply to Incentive-Based Compensation for which the Financial Reporting Measure is attained prior to the Effective Date. “Covered Period” means the three completed fiscal years immediately preceding the Accounting Restatement Determination Date. In addition, Covered Period can include certain transition periods resulting from a change in the Company’s fiscal year, in accordance with Exchange Act Rule 10D-1, the listing standards of the Exchange and any applicable guidance. The Company’s obligation to recover Excess Compensation is not dependent on if or when the restated financial statements are filed. “Accounting Restatement Determination Date” means the earliest to occur of: (a) the date the Board, a committee of the Board, or one or more of the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; or (b) the date a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement. Recovery and Repayment of Excess Compensation In the event of an Accounting Restatement, the Incentive-Based Compensation that must be recovered is the amount of Recovery Eligible Incentive-Based Compensation that exceeds the amount of Recovery Eligible Incentive-Based Compensation that otherwise would have been Received had such Recovery Eligible Incentive- Based Compensation been determined based on the restated amounts (such compensation, as computed without regard to any taxes paid, the “Excess Compensation,” which is referred to in the listings standards as “erroneously awarded incentive-based compensation”). To determine the amount of Excess Compensation for Incentive-Based Compensation based on stock price or total shareholder return, where it is not subject to mathematical recalculation directly from the information in an Accounting Restatement, the amount must be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was Received and the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the Exchange. The Company must recover such Excess Compensation reasonably promptly and Covered Executives are hereby required to reasonably promptly repay Excess Compensation to the Company. Subject to applicable law, the Company may recover such Excess Compensation by requiring the Covered Executive to repay such amount to the Company by direct payment to the Company or such other means or combination of means as the Committee determines to be appropriate (these determinations do not need to be identical as to each Covered Executive). These means may include, but are not limited to: (a) requiring reimbursement of cash Incentive-Based Compensation previously paid; (b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; (c) offsetting the amount to be recovered from any unpaid or future compensation to be paid by the Company or any affiliate of the Company to the Covered Executive; (d) cancelling outstanding vested or unvested equity awards; and/or (e) taking any other remedial and recovery action permitted by law, as determined by the Committee. The repayment of Excess Compensation must be made by a Covered Executive notwithstanding any Covered Executive’s belief (whether legitimate or non-legitimate) that the Excess Compensation had been previously earned under applicable law and therefore is not subject to clawback. Nothing in the Policy shall be deemed to limit any other rights or remedies of the Company or its affiliates under contract, applicable law or regulation, or otherwise. Limited Exceptions to the Policy The Company must recover the Excess Compensation in accordance with the Policy except to the limited extent that the conditions of Exchange Act Rule 10D-1(b)(1)(iv) and the Exchange listing standards are met, and the Committee has made a determination that recovery of the Excess Compensation would be impracticable.

Other Important Information in the Policy The Policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that may be applicable to the Company’s Chief Executive Officer and Chief Financial Officer, as well as any other applicable laws, regulatory requirements, rules, or pursuant to the terms of any existing Company policy or agreement providing for the recovery of compensation. Notwithstanding the terms of any of the Company’s organizational documents (including, but not limited to, the Company’s amended and restated bylaws), any corporate policy or any contract (including, but not limited to, any indemnification agreement), neither the Company nor any affiliate of the Company will indemnify or provide advancement for any Covered Executive against any loss of Excess Compensation. Neither the Company nor any affiliate of the Company will pay for or reimburse insurance premiums for an insurance policy that covers potential recovery obligations. In the event the Company is required to recover Excess Compensation pursuant to the Policy from a Covered Executive who is no longer an employee, the Company will be entitled to seek such recovery in order to comply with applicable law, regardless of the terms of any release of claims or separation agreement such individual may have signed. Amendments, Waivers and Termination The Committee or Board may review and modify the Policy from time to time. Any modification, including a termination, of the Policy shall be made in consultation with legal counsel in light of applicable laws and regulations. If any provision of the Policy or the application of any such provision to any Covered Executive is adjudicated to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of the Policy or the application of such provision to another Covered Executive, and the invalid, illegal or unenforceable provisions will be deemed amended to the minimum extent necessary to render any such provision or application enforceable.